Exhibit 99.1

VALSPAR REPORTS FIRST-QUARTER RESULTS

Company Reaffirms FY 2009 Guidance

MINNEAPOLIS, Minn., February 23, 2009 – The Valspar Corporation (NYSE-VAL) today reported its results for the first-quarter ended January 30, 2009.

First-quarter sales totaled $639.5 million, a 16.4 percent decline from the first quarter of 2008. First-quarter adjusted net income per share was $0.20 in 2009 and $0.24 in 2008, excluding non-cash adjustments of $0.03 per share for Huarun minority interest shares in 2008 and 2009, and a $0.06 per share charge in 2009 related to restructuring actions. Net income for the first quarter of 2009 was $14.2 million. First-quarter reported earnings per share in 2009 were $0.11. Net income for the first quarter of 2008 was $24.0 million. First-quarter reported earnings per share in 2008 were $0.21.

During the quarter, the company took additional steps to reduce its cost structure, an expansion to restructuring actions initiated in July 2008. The company now expects restructuring costs to total $0.35-$0.38 per share. To date, $0.22 per share in restructuring costs have been incurred. The restructuring actions are expected to be completed by the end of the third quarter of fiscal 2009. In fiscal 2010, these steps are expected to generate annual savings of $0.20-$0.23 per share.

“Despite the global recession, earnings for the quarter were in line with our expectations,” said William L. Mansfield, Valspar chairman and chief executive officer. “Through solid execution and operational discipline, we were able to mitigate the impact of lower sales. We are meeting the challenges presented by the difficult economic environment and continue to expect fiscal year 2009 adjusted net income per share to be in the range of $1.55 to $1.65, excluding restructuring charges.”

William L. Mansfield and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today. The call can be heard live over the Internet at Valspar’s website at www.valsparglobal.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped delay of the call will also be available from 12:00 a.m. Central Time February 23 through Midnight on March 6 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 985806.

Investor Contact: Tyler Treat, (612) 851-7358

Media Contact: Mike Dougherty, (612) 851-7802

The Valspar Corporation (NYSE:VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

For more information, visit www.valsparglobal.com.

This press release contains certain “forward-looking” statements.  These forward-looking statements are based on management’s expectations and beliefs concerning future events.  Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements.  These uncertainties and other factors include, but are not limited to, changes in general economic conditions both domestic and international, including recessions and other external economic and political factors, which may adversely affect our business, the value of our investments, the financial stability of our customers and suppliers and our ability to obtain financing; dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; competitive factors including pricing pressure and product competition; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from our relationships with customers and suppliers; risks and uncertainties associated with operations and achievement of growth in developing markets, including China and Central and South America; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; civil unrest and the outbreak of war and other significant national and international events; and other risks and uncertainties.  The foregoing list is not exhaustive, and we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended January 30, 2009 and January 25, 2008

	First Quarter
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)
	2009	2008
Net Sales	$639,497	$765,124
Cost of Sales	450,153	554,659
Operating Expenses	155,101	155,484
Income From Operations	34,243	54,981
Interest Expense	11,926	15,683
Other (Income) Expense, Net	554	2,634
Income Before Income Taxes	21,763	36,664
Income Taxes	7,595	12,649
Net Income	$14,168	$24,015
Huarun Redeemable Stock Accrual (1)	(3,318)	(2,914)
Net Income Available to Common Shareholders	$10,850	$21,101
Average Number of Shares O/S - basic	99,782,705	100,093,680
Average Number of Shares O/S - diluted	100,188,774	100,940,574
Net Income per Common Share - basic	$0.11	$0.21
Net Income per Common Share - diluted	$0.11	$0.21

(1) HUARUN REDEEMABLE STOCK ACCRUAL REDUCED BASIC AND DILUTED NET INCOME PER SHARE $0.03 IN THE FIRST QUARTER OF 2009 AND $0.03 IN THE FIRST QUARTER OF 2008.

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures - “Adjusted Net Income per Common Share -diluted” and “Full Year Guidance for Adjusted Net Income per Common Share - diluted” - which exclude a non-cash accrual relating to Huarun Redeemable Stock in connection with the Company’s acquisition of the remaining minority interest shares of Huarun Paints Holding Company Limited and restructuring charges. Management discloses these measures because it believes these measures may assist investors in comparing the Company’s results of operations in the respective periods without regard to the effect on the results in the 2009 and 2008 periods of the non-cash accrual relating to the Huarun acquisition and the effect of the restructuring charges in 2009.

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net Income Per Common Share - diluted” to “Adjusted Net Income Per Common Share - diluted” for the periods presented:

	First Quarter
	2009	2008
Net Income per Common Share - diluted	$0.11	$0.21
Huarun Redeemable Stock Accrual	$0.03	$0.03
Restructuring Charges	$0.06	$—
Adjusted Net Income per Common Share - diluted	$0.20	$0.24

The following is a reconciliation of “Forecasted Net Income per Common Share - Diluted” to our “Full Year Guidance” for the period presented.

Full Year 2009
Forecasted Net Income per Common Share - diluted	$1.27 – $1.34
Huarun Redeemable Stock Accrual	$0.09
Restructuring Charges	$0.19 – $0.22
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$1.55 – $1.65

(Dollars in thousands)	January 30, 2009	October 31, 2008	January 25, 2008
Assets	(Unaudited)		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$81,072	$90,073	$84,131
Accounts Receivable, Net	453,943	565,237	513,425
Inventories	265,561	271,423	321,867
Other	113,029	120,287	129,891
Total Current Assets	913,605	1,047,020	1,049,314
Goodwill	1,320,946	1,352,813	1,359,270
Other Assets, Net	640,182	630,493	614,249
Property, Plant & Equipment, Net	471,733	489,716	522,287
Total Assets	$3,346,466	$3,520,042	$3,545,120

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable and Commercial Paper	$231,223	$159,526	$302,801
Trade Accounts Payable	266,722	400,763	375,844
Income Taxes	43	29,156	—
Accrued Liabilities	243,991	290,898	244,968
Total Current Liabilities	741,979	880,343	923,613
Long Term Debt	767,080	763,129	801,695
Deferred Liabilities	385,134	390,125	396,010
Huarun Redeemable Stock	36,895	33,577	40,256
Stockholders’ Equity	1,415,378	1,452,868	1,383,546
Total Liabilities and Stockholders’ Equity	$3,346,466	$3,520,042	$3,545,120

The Valspar Corporation

Other Financial Data

Dollars in millions, except per share amounts

	Quarter 1
	2009	2008
I. Comparison year over year
Gross Margin, as a percentage of net sales *
Gross Margin, reported	29.6%	27.5%
Gross Margin, adjusted for cost of restructuring	30.4%	27.5%

Operating Expense as a percentage of net sales *
Operating Expense, reported	24.3%	20.3%
Operating Expense, adjusted for cost of restructuring	23.6%	20.3%

Operating Profit, as a percentage of net sales *
Operating Profit, reported	5.4%	7.2%
Operating Profit, adjusted for cost of restructuring	6.8%	7.2%

	Quarter 1
	2009	2008
II. Segment Data
Sales
Coatings	$374.7	$471.4
Paint	$212.7	$228.7
All Other less intersegment sales	$52.1	$65.0
Total	$639.5	$765.1

Earnings Before Interest and Taxes (EBIT) *
Coatings	$24.9	$39.3
Paint	$16.0	$18.3
All Other	$(7.2)	$(5.3)
Total	$33.7	$52.3

* Certain amounts in prior years’ financial statements have been reclassified to conform with the 2009 presentation.